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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2002

LABOR READY, INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1287341 (IRS Employer Identification No.)
1015 A Street Tacoma, Washington 98402 (Address of principal executive offices, including zip code)
(253) 383-9101 (Registrant's telephone number, including area code)

ITEM 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 3, 2002, Labor Ready, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as its independent auditors and appointed PricewaterhouseCoopers ("PwC") as the Company's independent auditors The decision not to renew the engagement of Andersen and to select PwC was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

        The audit reports of Andersen on the Company's financial statements for the past two years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through May 3, 2002, there were no disagreements between Andersen and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 6, 2002, stating its agreement with such statements.

        During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 3, 2002, the Company did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)
  Exhibits
Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 6, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2002
LABOR READY, INC.

	By:	/s/ JOSEPH P. SAMBATARO, JR. Chief Executive Officer

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  ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE